                      MINNESOTA MUTUAL VARIABLE ANNUITY ACCOUNT
                      MORTGAGE SECURITIES SEGREGATED SUB-ACCOUNT
                               PERFORMANCE CALCULATIONS

TOTAL RETURN CALCULATIONS

Total return is the percentage change between the offering price of one accumulation unit at the beginning of a period and the redeemable value of that accumulation unit at the end of a period. A data base file is kept and updated monthly with respect to accumulation unit values. From this data base file, total return can be calculated for any specified number of periods since the segregated sub-account's date of beginning operations.

CUMULATIVE TOTAL RETURN

Cumulative total return is based on an initial $1,000 investment made on June 1, 1987. Using the accumulation unit value information attached, the cumulative total return for each type of Multi-option Annuity Contract without consideration of the contingent deferred sales charge at December 31, 1989 is as follows:

CUMULATIVE    =  (ENDING REDEEMABLE VALUE - INITIAL AMOUNT INVESTED )   *  100
                 -------------------------------------------------
TOTAL RETURN                 INITIAL AMOUNT INVESTED

FLEXIBLE AND SINGLE PAYMENT VARIABLE ANNUITY CONTRACTS - WITHOUT DEFERRED SALES CHARGE

                        (1,237.11 - 1,000.00)  * 100 = 23.71%
                      -----------------------
                              1,000.00

AVERAGE ANNUAL TOTAL RETURN

In accordance with the SEC, average annual total return (T) allocates equal value among each period (N) by comparing the initial amount invested (P) to the ending redeemable value (ERV). The formula prescribed by the SEC is as follows:

                                    N
                             P[(1+T)  ] = ERV

AVERAGE ANNUAL TOTAL RETURN FOR THE PERIOD FROM JUNE 1, 1987 TO DECEMBER 31, 1989 for each type of Multi-option Annuity Contract (with and without consideration of the contingent deferred sales charge) is as follows:

FLEXIBLE PAYMENT VARIABLE ANNUITY CONTRACT - INCLUDING DEFERRED SALES CHARGE

                                 2.58
         $1,000.00  [(1 + .0601)     ] = $1,162.79       T = 6.01%

SINGLE PAYMENT VARIABLE ANNUITY CONTRACT - INCLUDING DEFERRED SALES CHARGE

                                 2.58
         $1,000.00  [(1 + .0688)     ] = $1,187.57       T = 6.88%

FLEXIBLE AND SINGLE PAYMENT VARIABLE ANNUITY CONTRACTS - WITHOUT DEFERRED SALES CHARGE

                                2.58
         $1,000.00  [(1 + .0859)     ] = $1,237.71       T = 8.59%

AVERAGE ANNUAL TOTAL RETURN FOR THE PERIOD FROM JANUARY 1, 1989 TO DECEMBER 31, 1989 for each type of Multi-option Annuity Contract (with and without consideration of the contingent deferred sales charge) is as follows:

FLEXIBLE PAYMENT VARIABLE ANNUITY CONTRACT - INCLUDING DEFERRED SALES CHARGE

                                1
         $1,000.00  [(1 + .0424)  ] = $1,042.42          T = 4.24%


SINGLE PAYMENT VARIABLE ANNUITY CONTRACT - INCLUDING DEFERRED SALES CHARGE

                                1
         $1,000.00  [(1 + .0697)  ] = $1,069.74          T = 6.97%


FLEXIBLE AND SINGLE PAYMENT VARIABLE ANNUITY CONTRACTS - WITHOUT DEFERRED SALES CHARGE

                                1
         $1,000.00 [(1 + .1244 )  ] = 1,124.39           T = 12.44%

The following information is used in the total return calculations:

                                                 Accumulation
              Date                                unit value
              ----                               ------------

           06/01/87                                $1.000061
           01/01/89                                 1.100320
           12/31/89                                 1.237189